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                                                                    EXHIBIT 16.1


                    [CROUCH, BIERWOLF & CHISHOLM LETTERHEAD]


December 21, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:      Pet Quarters, Inc.

Ladies and Gentlemen:

         We were previously the independent accountants for the Company. We reported on the financial statements of the Company for the calendar year ended December 31, 1998.

         We have read the Company's statements included under Item 3 of its Current Report on Form 10-SB dated December 10, 1999, and have no disagreements with the disclosure made therein.

Very truly yours,


   /s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm